Exhibit 99.1

Howard Bank Agrees to Buy Aberdeen, Maryland Branch from Cecil Bank

ELLICOTT CITY, Md.--(BUSINESS WIRE)--April 1, 2013--Howard Bancorp, Inc. (NASDAQ:HBMD) and Cecil Bancorp, Inc. (OTCBB:CECB) today jointly announced that their respective banking subsidiaries, Howard Bank and Cecil Bank, have entered into a purchase and assumption agreement for Howard Bank to purchase the Cecil Bank branch located at 3 West Bel Air Ave., Aberdeen, MD 21001.

Pursuant to the agreement, Howard Bank will acquire a minimum of $38.0 million in loans and $37.9 million in deposits from Cecil Bank.

Mary Ann Scully, Howard Bank’s President and CEO, said of the transaction, “Howard Bank’s successful track record of organic growth in the attractive markets of Greater Baltimore - our birthplace in Howard County, our developing presence in Anne Arundel County and our announced branch in Towson, is now complemented by our extension into the Harford County market through the acquisition of the Cecil Bank branch in Aberdeen. Harford County presents many exciting opportunities and we are presently searching for an additional location in the Bel Air marketplace. We look forward to working with Cecil Bank to welcome these customers to Howard Bank and to continuing their strong commitment to community and tradition of customer service.”

Mary Halsey, Cecil Bank’s President and CEO, stated, “We are looking forward to seamlessly transition our Aberdeen customer base into their organization. This transaction, which will involve approximately 10% of our deposits, is part of our ongoing strategy to strengthen our capital position as we concentrate on our core markets. Most importantly, the capital impact of the transaction reinforces our ability to meet the financial needs of our current and new customers, while focusing on building shareholder value. We are especially pleased that our branch customers and employees will find a new home at a bank that shares our culture and values.”

The purchase is subject to customary closing conditions, including receipt of all necessary regulatory approvals, and is expected to be completed in the third quarter of 2013.

Griffin Financial Group acted as financial advisor to Howard Bank. Ober|Kaler served as legal counsel to Howard Bank and Spidi & Fisch, PC and Venable served as legal counsel to Cecil Bank.

About Howard Bancorp, Inc.

Howard Bancorp, Inc. is a bank holding company with total assets of $402 million as of December 31, 2012. Its principal operating subsidiary, Howard Bank, located in Ellicott City, MD, is a growth-focused community bank serving businesses, professionals and individuals in the Greater Baltimore area through five full service branches and also a regional office in Annapolis, MD. Howard Bank is a wholly owned subsidiary of Howard Bancorp, Inc. (NASDAQ: HBMD). For information, call 410-750-0020 or visit www.howardbank.com

About Cecil Bancorp, Inc.

Cecil Bancorp, Inc. is the parent company of Cecil Bank, headquartered in Elkton, Maryland, with 14 locations in Harford and Cecil Counties, Maryland. Cecil Bank is a full-service, community-oriented financial institution dedicated to serving the financial services needs of consumers and businesses within its market area. At December 31, 2012, Cecil Bancorp, Inc. had consolidated assets of $440.0 million.

This statements in this press release regarding the anticipated timing and impact of Howard Bank’s purchase of Cecil Bank’s Aberdeen branch are forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995 or the Securities and Exchange Commission in its rules, regulations, and releases. We intend that such forward-looking statements be subject to the safe harbors created thereby. Such statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, such forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Potential risks and uncertainties include, but are not limited to, the risk of not receiving required regulatory approvals and changes in local and national economic conditions. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the companies or any other person that results expressed therein will be achieved. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

CONTACT:
Howard Bank
Mary Ann Scully
President and Chief Executive Officer
(410) 750-0020
or
Cecil Bank
Mary B. Halsey
President and Chief Executive Officer
(410) 398-1650